Exhibit 5.1

September 16, 2024
Everest Reinsurance Holdings, Inc.
100 Everest Way
Warren, New Jersey 07059
Everest Group, Ltd.
Seon Place - 4th Floor
141 Front Street
P.O. Box HM 845
Hamilton, HM 19, Bermuda
Everest Re Capital Trust III
c/o Everest Reinsurance Holdings, Inc.
100 Everest Way
Warren, New Jersey 07059
Everest Reinsurance Holdings, Inc., Everest Group, Ltd. and Everest Re Capital Trust III Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special New York counsel to Everest Reinsurance Holdings, Inc., a Delaware corporation (the “Everest Holdings”), a wholly owned subsidiary of Everest Group, Ltd., a Bermuda exempted company, (“Everest Group”; Everest Holdings and Everest Group are each referred to herein as an “Issuer” and, together, as the “Issuers”) in connection with the filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) debt securities of Everest Holdings (the “Holdings Debt Securities”) to be issued pursuant to the Senior Indenture, dated as of March 14, 2000 (the “Holdings Senior Indenture”), by and among Everest Holdings, Everest Group, as guarantor, and Bank of New York Mellon, as successor in interest to The Chase Manhattan Bank, as trustee (the “Trustee”) or the Junior Subordinated Indenture, dated as of November 14, 2002, between Everest Holdings and the Trustee, as successor in interest to JPMorgan Chase Bank, N.A. (the “Holdings Subordinated Indenture” and, together with the Holdings Senior Indenture, the “Holdings Indentures”); (ii) depositary shares representing

Everest Reinsurance Holdings, Inc.	2	September 16, 2024
receipts for fractional interests in the shares of preferred stock of Everest Holdings, par value $.01 per share (the “Holdings Preferred Stock”) (the “Holdings Depositary Shares”) pursuant to a deposit agreement (the “Holdings Deposit Agreement”); (iii) debt securities of Everest Group (the “Group Debt Securities” and, together with the Holdings Debt Securities, “Debt Securities”) to be issued pursuant to the form of Senior Indenture to be entered into between Everest Group and the Trustee (the “Group Senior Indenture”) or the form of Junior Subordinated Indenture to be entered into between Everest Group and the Trustee (the “Group Subordinated Indenture” and, together with the Group Senior Indenture, the “Group Indentures” and, together with the Holdings Indentures, the “Indentures”); (iv) preferred shares of Everest Group, par value $0.01 per share (the “Group Preferred Shares”); (v) common shares of Everest Group, par value $0.01 per share (the “Group Common Shares”); (vi) depositary shares representing receipts for fractional interests in Group Preferred Shares or Group Common Shares (the “Group Depositary Shares” and, together with the Holdings Depositary Shares, the “Depositary Shares”) pursuant to a deposit agreement (the “Group Deposit Agreement” and, together with the Holdings Deposit Agreement, the “Deposit Agreements”); (vii) warrants representing rights to purchase Group Debt Securities, Group Preferred Shares, Group Common Shares or any combination of these securities (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (viii) share purchase contracts representing rights or obligations to purchase or sell Group Preferred Shares or Group Common Shares (the “Share Purchase Contracts”); (ix) units of, each representing ownership of Group Debt Securities, Group Preferred Shares, Group Common Shares, Warrants, Share Purchase Contracts or share purchase contracts or debt obligations of third parties, including U.S. Treasury securities (the “Share Purchase Units”); (x) guarantees by Everest Holdings of trust preferred securities (the “Trust Preferred Securities”) of Everest Re Capital Trust III, a Delaware statutory trust (“Everest Trust”); (xi) guarantees by Everest Group of the obligations of Everest Holdings under any securities that Everest Holdings or Everest Trust may register under the Securities Act (the “Group Guarantees” and, together with the Holdings Guarantees, the “Guarantees” and each, a “Guarantee”); and (xii) any other securities that may be described from time to time in the Registration Statement by means of a post-effective amendment (the “Other Securities” and, together with the Debt Securities, Group Preferred Shares, Group Common Shares, Depositary Shares, Warrants, Share Purchase Contracts, Share Purchase Units, and Guarantees, the “Securities”).
In arriving at the opinions expressed below, we have: (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Indentures and such agreements, corporate and other organizational documents and records of Everest Group and Everest Holdings and such other certificates of public officials, officers and representatives of each of Everest Group and Everest Holdings and other persons as we have deemed appropriate for the purposes of such opinions; (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of Everest Group and Everest Holdings and other persons delivered to us; and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.

Everest Reinsurance Holdings, Inc.	3	September 16, 2024
In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry: (i) the authenticity and completeness of all documents that we examined; (ii) the genuineness of all signatures on all documents that we examined; (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed or reproduction, photostatic or other copies; (iv) the legal capacity of all natural persons executing documents; (v) the valid existence and good standing of the Trustee; (vi) the power and authority of the Trustee to enter into and perform its obligations under each Indenture; (vii) the due authorization, execution and delivery of each Indenture by the Trustee; (vii) the enforceability of each Indenture against the Trustee; and (viii) the accuracy of the opinion dated today, and addressed to you, of Conyers Dill & Pearman Limited and Richards, Layton & Finger, P.A.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:
1.    When (i) the terms, and the execution and delivery, of the Holdings Indentures have been duly authorized and approved by all necessary action of the board of directors of Everest Holdings (the “Holdings Board”) or any duly authorized committee thereof; (ii) the Holdings Indentures have been duly executed and delivered by Everest Holdings, Everest Group and the Trustee; (iii)(a) the terms of the Holdings Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Holdings Board or any duly authorized committee thereof, and (b) the terms of the Holdings Debt Securities have been duly established in accordance with the Holdings Indentures so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon Everest Holdings and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Everest Holdings; and (iv) the Holdings Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Holdings Indentures and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Holdings Board or any duly authorized committee thereof, the Holdings Debt Securities will be validly issued and will constitute valid and binding obligations of Everest Holdings enforceable against Everest Holdings in accordance with their terms.
2.    When (i) the terms, and the execution and delivery, of the Group Indentures have been duly authorized and approved by all necessary action of the board of directors of Everest Group (the “Group Board”; the Group Board and the Holdings Board each being referred to as a “Board”) or any duly authorized committee thereof; (ii) the Group Indentures have been duly executed and delivered by Everest Group and the Trustee; (iii)(a) the terms of the Group Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Group Board or any duly authorized committee thereof, and (b) the terms of the Group Debt Securities have been duly established in accordance with the Group Indentures so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement

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or instrument binding upon Everest Group and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Everest Group; and (iv) the Group Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Group Indentures and any underwriting agreement, Warrants, Warrant Agreements or Share Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Group Board or any duly authorized committee thereof, the Group Debt Securities will be validly issued and will constitute valid and binding obligations of Everest Group enforceable against Everest Group in accordance with their terms.
3.    When (i) the terms, and the execution and delivery, of the Deposit Agreements relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the applicable Board or any duly authorized committee thereof; (ii) the Deposit Agreements and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the applicable Issuer and such depositary as shall have been duly appointed by such Issuer (the “Depositary”); (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the applicable Issuer; (iv)(a) the Group Preferred Shares or Holdings Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable, or (b) the Group Common Shares relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable and, in the case of (a) or (b), such Group Preferred Shares, Holdings Preferred Stock or Group Common Shares have been deposited with the Depositary under the applicable Deposit Agreement; and (v) and the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants, Warrant Agreements or Share Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the applicable Board or any duly authorized committee thereof, the Depositary Receipts will be validly issued.
4.    When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Group Board or any duly authorized committee thereof; (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by Everest Group and such warrant agent as shall have been duly appointed by such Issuer; (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement so as not to violate any applicable

Everest Reinsurance Holdings, Inc.	5	September 16, 2024
law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Issuer; and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Group Board or any duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms.
5.    When (i) the terms, and the execution and delivery, of the Share Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Group Board or any duly authorized committee thereof; (ii) the terms of the Share Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Everest Group and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Everest Group; and (iii) the Share Purchase Contracts have been duly executed and delivered by Everest Group and such contract agent as shall have been duly appointed by Everest Group, and any certificates representing Share Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Share Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Group Board or any duly authorized committee thereof, the Share Purchase Contracts will constitute valid and binding obligations of Everest Group, enforceable against Everest Group in accordance with their terms.
6.    When (i) the terms of the Share Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Group Board or any duly authorized committee thereof; (ii) the terms of the Share Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Everest Group and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Everest Group; (iii) the Share Purchase Contracts that form a part of the Share Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 5 above, (iv)(a)(1) the Group Indentures relating to any Group Debt Securities (or undivided beneficial interests therein) that form a part of the Share Purchase Units or that are deposited under the Group Deposit Agreement has been duly authorized, executed and delivered by Everest Group and the Trustee as contemplated in paragraph 2 above, and (2) any Debt Securities (or undivided beneficial interests therein) that form a part of the Share Purchase Units or that are deposited under the Deposit

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Agreements have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraphs 1 or 2 above, as the case may be, (b) the Group Preferred Shares that form a part of the Share Purchase Units have been duly authorized, executed, authenticated, issued and delivered, (c) the Group Common Shares that form a part of the Share Purchase Units have been duly authorized, executed, issued and delivered, (d) the Group Deposit Agreements relating to the Group Depositary Shares that form a part of the Share Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 3 above, (e) the Warrants that form a part of the Share Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above, (f) the Share Purchase Contracts that form a part of the Share Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 5 above, or (g) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Share Purchase Units have been duly authorized, issued and delivered in accordance with their terms; and (v) the certificates representing the Share Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Share Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Group Board or any duly authorized committee thereof, the Share Purchase Units will be validly issued.
7.    When (i) the terms of a Guarantee have been duly authorized by all necessary action of the applicable Board or any duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Issuer; and (ii) such Guarantee has been validly executed and delivered by the applicable Issuer, such Guarantee will constitute a valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms.
Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) concepts of good faith, diligence, reasonableness and fair dealing and standards of materiality; and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including, without limitation, court decisions) or public policy.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

Everest Reinsurance Holdings, Inc.	7	September 16, 2024
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP